ACCOUNTING AND PRICING SERVICES AGREEMENT


     AGREEMENT is made as of the May 28, 2004, between American Pension Investors Trust (the "Trust"), a Massachusetts business trust, and Yorktown Management & Research Company, Inc. ("Yorktown"), a Maryland corporation.

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and is authorized to issue its shares in separate investment series; and

     WHEREAS, the Trust wishes to retain Yorktown to provide certain fund accounting and pricing services to each of the Trust's series listed on Appendix A (the "Funds"), and Yorktown is willing to furnish such services.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. APPOINTMENT. The Trust hereby appoints Yorktown to provide certain accounting and pricing services for each Fund on the terms set forth in this Agreement. Yorktown accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided on Appendix B of this Agreement.

2.   FUND ACCOUNTING SERVICES.

     (a) DAILY ACTIVITIES. Yorktown will perform the following accounting functions on a daily basis for each Fund:

          (1) Journalize the Fund's capital share and income and expense activities;

          (2) Verify investment buy/sell trade tickets and transmit trades to the Fund's custodian for proper settlement;

          (3)  Maintain individual ledgers for investment securities;

          (4)  Maintain historical tax lots for each security;

          (5) Reconcile share activity and outstanding share balances with the transfer agent;

          (6) Update the cash availability throughout the day as required by the Fund's investment adviser(s);

          (7)  Post  to  and  prepare  the  Fund's   schedules   of  assets  and
     liabilities;

          (8)  Calculate  various  contractual  expenses  (e.g.,   advisory  and
     custody fees);

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          (9)  Monitor the expense  accruals and notify Fund  management  of any proposed adjustments;

          (10) Calculate capital gains and losses;

          (11) Obtain security market quotations from independent pricing services utilized by the Trust or, if such quotes are unavailable, then obtain such prices from the Trust's Valuation Committee, and in either case calculate the market value of the Fund's investments; and

          (12) Value the assets of the Fund and compute the net asset value per share of the Fund at such times and dates and in the manner specified in the Fund's current prospectus.

     (b)  MONTHLY ACTIVITIES.

          (1) Following the end of each month, the Trust shall cause its custodian to prepare and forward to Yorktown a monthly statement of cash and portfolio transactions, which Yorktown will reconcile with Yorktown's accounts and records maintained for the Trust. Following Yorktown's receipt of the monthly statement provided by the Trust's custodian, Yorktown will provide a report of any discrepancies to the Trust's custodian, and will provide a written report of any unreconciled items to the Trust.

          (2) Obtain total return calculations, including after-tax returns, from third-party performance reporting services utilized by the Trust.

     (c) OTHER ACTIVITIES. In addition to the foregoing accounting services, Yorktown will on behalf of the Trust and each Fund:

          (1)  Prepare quarterly broker security transactions summaries;

          (2) Supply various Fund statistical data as reasonably requested by the Trust on an ongoing basis;

          (3) Assist in the preparation of support schedules necessary for completion of the Fund's federal, state and, if applicable, excise tax returns;

          (4)  Assist in the preparation of the Form N-SAR semi-annual reports;

          (5) Assist in the preparation of the Trust's annual and semi-annual shareholder reports;

          (6)  Assist in the preparation of the Form N-CSR semi-annual reports;

          (7) Assist in the preparation of registration statements on Form N-1A and other filings relating to the registration of the Trust's shares;

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          (8)  Act as liaison  with the  Trust's  independent  certified  public accountants and provide account analyses, fiscal year summaries, and other audit-related schedules, and take all reasonable actions in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Trust from time to time; and

          (9) Render such other similar services as may be reasonably requested by the Trust.

3. RECORDS. Yorktown shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the services performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. Such books and records which are in the possession of Yorktown shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Yorktown's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by Yorktown to the Trust or the Trust's authorized representatives at the Trust's expense.

4. INFORMATION TO BE PROVIDED TO YORKTOWN. The Trust shall provide, and shall require each of its agents (including, without limitation, its custodian, distributor, and transfer agent) to provide, to Yorktown in a timely fashion all data and information necessary for Yorktown to maintain the Trust's accounts, books and records as required by this Agreement.

5. CONFIDENTIALITY. Yorktown agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all books, records and other information relative to the Trust and the Trust's prior, present or potential shareholders, and not to use such books, records and other information for any purpose other than performance of Yorktown's responsibilities and duties hereunder, except, after prior notification to and approval by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Yorktown may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

6.   RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF THE TRUST. If Yorktown shall be in doubt as to any action to be taken or omitted by it, it may request, and shall promptly receive, from the Trust directions or advice.

     (b) ADVICE OF COUNSEL. If Yorktown shall be in doubt as to any question of law involved in any action to be taken or omitted by it, it may request advice from qualified legal counsel of its own choosing, who is acceptable to the Trust.

     (c) PROTECTION OF YORKTOWN. Yorktown shall be protected in any action that it takes or determines not to take in reasonable reliance on any directions or advice received pursuant to subsections (a) or (b) of this paragraph. However, nothing in this paragraph shall be construed as imposing upon Yorktown any

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obligation to seek such directions or advice,  or to act in accordance with such directions or advice when received, unless, under the terms of another provision of this Agreement, the same is a condition to Yorktown's properly taking or omitting to take such action. Nothing in this subsection shall excuse Yorktown when an action or omission on its part constitutes willful misfeasance, willful misconduct, negligence or reckless disregard by Yorktown of its duties under this Agreement.

7. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, Yorktown shall at all times conform with all applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the 1940 Act, and the Commodity Exchange Act; any other applicable provisions of state and federal laws, rules and regulations; and the provisions of each Fund's current prospectus, and the Trust's Declaration of Trust and By-Laws, all as amended from time to time.

8. RESPONSIBILITY OF YORKTOWN. Yorktown shall be under no duty to take any action on behalf of the Funds except as specifically set forth herein or as may be specifically agreed to by Yorktown in writing. Yorktown shall not be liable for any error in judgment or mistake at law for any loss suffered by a Fund in connection with any matters to which this Agreement relates, but nothing herein contained shall be construed to protect Yorktown against any liability by reason of willful misfeasance, willful misconduct, or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, Yorktown in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of:

     (a) delays, errors or loss of data occurring by reason of circumstances beyond Yorktown's control, including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply; or

     (b) the accuracy of security market quotations provided to Yorktown by independent pricing services or such other service or source designated by the Fund's investment adviser, except when a Fund or the investment adviser has given or caused Yorktown to be given instructions to utilize a different market value.

In addition, nothing herein shall require Yorktown to perform any duties under this Agreement on any day on which Yorktown or the New York Stock Exchange, Inc. is closed for business.

9.   STANDARD OF CARE; INDEMNIFICATION.

     (a) STANDARD OF CARE. Yorktown shall be held to a standard of reasonable care in carrying out the provisions of this Agreement; provided, however, that Yorktown shall be held to any higher standard of care that would be imposed upon Yorktown by any applicable law, rule or regulation even though such standard of care was not part of the Agreement.

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     (b)  INDEMNIFICATION  BY THE TRUST.  The Trust agrees to indemnify and hold harmless Yorktown and its nominees from all losses, damages, costs, charges, payments, expenses (including reasonable counsel fees), and liabilities arising directly or indirectly from any action that Yorktown takes or does or omits to take or to do provided that neither Yorktown nor any of its nominees shall be indemnified against any liability to a Fund or to its shareholders (or any expenses incident to such liability) arising out of Yorktown's own willful misfeasance, willful misconduct, negligence or reckless disregard of its duties and obligations specifically described in this Agreement or its failure to meet the standard of care set forth in Paragraph 14(a).

     (c) INDEMNIFICATION BY YORKTOWN. Yorktown agrees to indemnify and hold harmless the Trust and its nominees from all losses, damages, costs, charges, payments, expenses (including reasonable counsel fees), and liabilities arising directly or indirectly from any action that the Trust takes or does or omits to take or to do provided that neither the Trust nor any of its nominees shall be indemnified against any liability to a Fund or its shareholders (or any expenses incident to such liability) arising out of the Trust's own willful misfeasance, willful misconduct, negligence or reckless disregard of its duties and obligations specifically described in this Agreement.

10. DURATION AND TERMINATION. This Agreement shall continue until termination by either Yorktown or the Trust on sixty days' written notice. In the event that in connection with any such termination a successor to any of Yorktown's duties or responsibilities hereunder is designated by the Trust by written notice to Yorktown, Yorktown will cooperate fully in the transfer of such duties and obligations, including provision for assistance by Yorktown's personnel in the establishment of books, records and other data by such successor. If this Agreement is terminated by the Trust, the Trust will reimburse Yorktown for all reasonable expenses incurred by Yorktown in connection with such transfer.

11. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

12. AMENDMENT; MODIFICATION; WAIVER. This Agreement or any part hereof may be amended, modified or waived only by an instrument in writing signed by both parties hereto.

13. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

14. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original. The Agreement shall become effective when one or two counterparts have been signed and delivered by each of the parties.

15. MASSACHUSETTS BUSINESS TRUST. Notice is hereby given that Yorktown shall have no right to seek to proceed against or enforce this Agreement against the individual shareholders of the Trust or against the Trustees or officers of the Trust. Rather, Yorktown can seek to enforce this Agreement only against the Trust itself.

16. PRIVACY POLICY. Yorktown acknowledges and agrees that any non-public personal information relating to customers of the Trust may be provided to Yorktown solely for the purpose of enabling it to perform services pursuant to

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this  Agreement  and may not be re-used by Yorktown for any other  purpose.  The
Trust has provided Yorktown with a copy of the Trust's privacy policy under Regulation S-P, 17 C.F.R. Part 240, and will provide copies of annual and other notices under, or amendments to, its privacy policy. Yorktown agrees that non-public personal information will not be released to any third parties except as permitted by both Regulation S-P and policies of the Trust. Yorktown represents and warrants to the Trust that it has adopted and implemented procedures to safeguard non-public personal information relating to customer records and information, and that such procedures are reasonably designed to:
(i) insure the security and confidentiality of customer records and information;
(ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their officers designated below on this day and year first above written.

                               AMERICAN PENSION INVESTORS TRUST



                               By:
                                  ----------------------------------------------
                                  Name:  David D. Basten
                                  Title: President




                               YORKTOWN MANAGEMENT & RESEARCH COMPANY, INC.



                               By:
                                  ----------------------------------------------
                                  Name:  David D. Basten
                                  Title: President

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                                   APPENDIX A
                                   ----------


Growth Fund
Capital Income Fund
Multiple Index Trust
Yorktown Classic Value Trust
Treasuries Trust


Dated:  May 28, 2004

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                                   APPENDIX B
                                   ----------


Base fee per Fund per year of $30,000 ($2,500 per month) for one class of shares. For each additional class of shares the base fee is increased by $5,000.


In addition to the base fee, an asset based annualized fee (that is computed daily and paid monthly) of:


--------------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS OF TRUST                     ASSET BASED FEE
--------------------------------------------------------------------------------
  $0 to $500 million                                         .010%
--------------------------------------------------------------------------------
  In excess of $500 million                                  .005%
--------------------------------------------------------------------------------


     In addition to the above fees, the Funds will reimburse Yorktown for out-of-pocket expenses, including but not limited to the costs of the daily securities price quotation services and the required performance reporting services utilized by the Funds.


Dated:  May 28, 2004